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                                                                    EXHIBIT 23.1

        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 23, 2001, incorporated by reference in the Payless ShoeSource, Inc. Form 10-K for the year ended February 3, 2001, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
St. Louis, Missouri
August 14, 2001